UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
May 17, 2013
Date of Report (Date of earliest event reported)

SOLARWINDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34358	73-1559348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3711 South MoPac Expressway
Building Two
Austin, Texas 78746
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (512) 682-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Merger Agreement
On May 17, 2013, SolarWinds, Inc., through one of its subsidiaries, SolarWinds Worldwide, LLC (collectively referred to as “SolarWinds”) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with N-able Technologies International, Inc., a Delaware corporation (“N-able”) pursuant to which N-able would become a wholly owned subsidiary of SolarWinds (the “Merger”). N-able is a leader in Cloud-based remote monitoring and management and service automation software for Managed Service Providers. The acquisition is being entered into for strategic purposes.

Pursuant to the Merger Agreement, SolarWinds would pay $120.0 million in cash at closing subject to certain adjustments set forth in the Merger Agreement (“Closing Cash Consideration”). The Merger Agreement provides that $12.0 million of the Closing Cash Consideration will be held in escrow as partial security for the indemnification obligations of the equity holders of N-able.

N-able and SolarWinds have made customary representations, warranties, and covenants in the Merger Agreement. The closing of the Merger is subject to customary and other closing conditions, including but not limited to:

•	delivery by N-able of certain third party consents, customary legal opinions, employment agreements and a non-competition agreement;

•	redemption of the preferred stock of N-able Technologies, Inc., an Ontario corporation and subsidiary of N-able;

•	no material adverse effect having occurred with respect to N-able's business; and

•	approval by the shareholders of N-able.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which will be filed upon completion of the transaction.

Cautionary Statements
This filing and the exhibits attached hereto contain forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of SolarWinds and its consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements regarding the opportunities presented for SolarWinds by the acquisition and its ability to leverage those opportunities, the ability of SolarWinds to integrate the acquisition and expand its model into the MSP market and the closing of the acquisition.

Item 7.01	Regulation FD Disclosure.

On May 17, 2013, SolarWinds issued a press release in which it announced its agreement to acquire N-able. A copy of the press release is attached hereto as Exhibit 99.1.

Neither the information in Section 7.01 of this Current Report on Form 8-K nor the information in the press release shall be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release issued by SolarWinds, Inc. dated May 21, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLARWINDS, INC.

Dated:	May 21, 2013	By:	/s/ MICHAEL J. BERRY

Michael J. Berry
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued by SolarWinds, Inc. dated May 21, 2013